Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Helios and Matheson Analytics Inc. for the three month period ending March 31, 2016, I, Parthasarathy Krishnan, the Principal Executive Officer of Helios and Matheson Analytics Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the three month period ending March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the three month period ending March 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Analytics Inc., on a consolidated basis.

Date:	May 16, 2016	/s/ Parthasarathy Krishnanan
Name: Parthasarathy Krishnan Title: President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document